UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 8, 2008
Date of Report (date of earliest event reported)

TAILWIND FINANCIAL INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-135790 (Commission File Number)	13-4338095 (IRS Employer Identification Number)

BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3
(Address of principal executive offices, including zip code)

(416) 601-2422
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02.  Termination of a Material Definitive Agreement.

On August 6, 2008, Tailwind Financial Inc. (“Tailwind”) provided notice (the “Notice”) to Asset Alliance Corporation (“Asset Alliance”) of its decision to terminate that certain Agreement and Plan of Merger (the “Agreement”) dated as of January 8, 2008, by and among Tailwind, TWF Acquisition Corporation and Asset Alliance, filed with the Securities and Exchange Commission as Exhibit 1.1 to Tailwind’s Current Report on Form 8-K filed on January 9, 2008. A copy of the Notice is attached hereto as Exhibit 99.1.

The Agreement provided for a business combination between Tailwind and Asset Alliance pursuant to a merger of TWF Acquisition Corp. with and into Asset Alliance. The decision to terminate was based on Tailwind’s belief that it would not be able to obtain the requisite stockholder approval for the transactions contemplated by the Agreement due to market conditions in the financial services sector.

Item 9.01. Financial Statements and Exhibits

(d)
99.1 Notice of Termination, dated August 6, 2008.

99.2 Press Release, dated August 8, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAILWIND FINANCIAL INC.

Date: August 8, 2008	By:	/s/ Andrew A. McKay Name: Andrew A. McKay
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Notice of Termination, dated August 6, 2008.

99.2	Press Release, dated August 8, 2008.